SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934



October 18, 1995

Date of Report (Date of earliest event reported)



CONSOLIDATED RESOURCES HEALTH CARE FUND IV

(Exact name of registrant as specified in its charter)



GEORGIA                   0-14435            58-1582370

(State or other jurisdiction of  (Commission    (I.R.S. Employer

incorporation or organization)   File Number)  Identification
No.)



7000 Central Parkway, Suite 970, Atlanta, Georgia   30328

(Address of principal executive offices)         (Zip Code)



(770) 698-9040

(Registrant's telephone number, including area code)



N/A

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.



	On June 20, 1995, Consolidated Resources Health Care Fund IV, a Georgia limited partnership (the "Registrant"), entered into a letter of intent with Mt. Grove #1, Inc., (the "Purchaser"), to sell all of the assets of The Oaks of Mountain Grove ("Mountain
Grove"), a 120 bed skilled nursing facility located in Mountain
Grove, Missouri.



	The sale closed on October 18, 1995, and the Registrant paid $45,697.03 in settlement of certain accrued liabilities and expense prorations. In consideration, the Purchaser assumed bonds payable and accrued interest totaling approximately
$2,970,000, fully releasing the Registrant of its obligation under these bonds. The Purchaser also acquired the Registrant's interest in a bond sinking fund amounting to approximately
$196,000.  The registrant will recognize a gain of approximately
$360,000 on the sale.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)    Pro Forma Financial Information.



For the fiscal year ended December 31, 1994,Mountain Grove earned approximately $1,873,000 in Operating Revenues and incurred approximately $1,933,092 in Operating Expenses. For the nine month period ended September 30, 1995,Mountain Grove earned approximately $1,770,000 in Operating Revenues and incurred approximately $1,920,000 in Operating Expenses.



     (b)  Exhibits.

          (10)(a)   Letter of Intent dated as of June 20, 1995.

SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



CONSOLIDATED RESOURCES HEALTH CARE FUND IV



				By:  	WelCare Service Corporation-IV, It		Managing General Partner

    February 15, 1995                	By:  /s/ Alan C. Dahl


                                          	Alan C. Dahl, Vice President